MANAGEMENT AGREEMENT

                                     Between

                                IVF AMERICA, INC.

                                       And

                            W. F. HOWARD, M.D., P.A.



     THIS MANAGEMENT AGREEMENT, dated May 15, 1996, by and between IVF America, Inc., a Delaware corporation, doing business as IntegraMed America, with its principal place of business at One Manhattanville Road, Purchase, New York 10577 ("INMD") and W.F. Howard, M.D., P.A. with its principal place of business at 4325 North Josey Lane, Suite 308, Carrollton, Texas 75010, a Texas professional association ("P.A.").

                                    Recitals

     P.A. specializes in the provision of gynecological services, including the treatment of human infertility encompassing the provision of in vitro fertilization and other assisted reproductive services ("Infertility Services"). All the issued and outstanding shares of capital stock of P.A. are owned by W.
F. Howard, M.D. ("Dr. Howard").

     INMD is in the business of owning certain assets and providing management and administrative services to medical practices specializing in the provision of Infertility Services, and furnishing such medical practices with the necessary facilities, equipment, personnel, supplies and support staff.

     P.A. desires to obtain the services of INMD in performing such management and administrative functions to permit P.A. to devote its efforts on a concentrated and continuous basis to the rendering of Infertility Services to its patients .

     In addition, P.A. desires access to capital to fund its growth and development and INMD desires to provide such capital or access to capital as provided herein.

     NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration , P.A. hereby agrees to purchase from INMD the management and administrative services herein described and INMD agrees to provide such services on the terms and conditions provided herein.







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                                    ARTICLE 1

                                   DEFINITIONS

     1.1 DEFINITIONS. For the purposes of this Agreement, the following definitions shall apply:

          1.1.1 "Assets" shall mean those fixed assets utilized in connection with the operation of P.A.'s medical practice.

          1.1.2 "Adjustments" shall mean adjustments for uncollectible accounts (those accounts determined by P.A. and INMD as being uncollectible in the ordinary course of P.A.'s business), refunds, discounts, contractual adjustments, professional courtesies and other activities that do not generate a collectible fee as reasonably determined by INMD and P.A.

          1.1.3 "Base Management Fee" shall mean an annual fee paid by P.A. to INMD in an amount equal to a percentage of P.A.'s annual Physician and Other Professional Revenues. The Base Management Fee shall cover the cost of management services provided by INMD corporate staff to P.A., as more specifically described in Section 2.3.

          1.1.4 "Cost of Services" shall mean all ordinary and necessary expenses of P.A. and all direct ordinary and necessary operating expenses of INMD, without mark-up, incurred in connection with the management of P.A.'s medical practice , as more specifically described in Section 2.1.

          1.1.5 "Facilities" shall mean the medical office and clinical space of P.A., including any satellite locations, related businesses and all medical group business operations of P.A., which are utilized by P.A. in its medical practice.

          1.1.6 "Fiscal Year" shall mean the 12- month period beginning January 1 and ending December 31 of each year.

          1.1.7 "Infertility Services" shall mean the provision of gynecological services, including the treatment of human infertility encompassing the provision of in vitro fertilization and other assisted reproductive services provided by P.A. or any Physician Employee and Other Professional Employee.

          1.1.8 "Other Professional Employees" shall mean the provision of gynecological services, including the nurse anesthetists, physician assistants, nurse practitioners, psychologists, and other such professional employees who generate professional charges, but shall not include Technical Employees.

          1.1.9 "Physician Employees" shall mean those individuals who are employees or shareholders of P.A. or are otherwise under contract with P.A. to provide professional services to P.A. patients and are duly licensed as physicians in the State of Texas.


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          1.1.10  "Physician  and Other  Professional  Revenues"  shall mean all fees, whether received or accrued, and actually recorded each month (net of Adjustments) by or on behalf of P.A. as a result of professional medical services personally furnished to patients by Physician Employees and Other Professional Employees and other fees or income earned in their capacity as professionals, whether rendered in an inpatient or outpatient setting, including but not limited to, medical director fees or technical fees from medical ancillary services, consulting fees.

          1.1.11 "Physician Stockholders" shall mean Physician and/or physicians who are stockholders of P.A.

          1.1.12 "Predistribution Earnings" ("PDE") shall mean (i) Physician and Other Professional Revenues, less (ii) Cost of Services and Base Management Fee. PDE shall belong to P.A. except for the additional Service Fee provided for in Section 6.1.4

          1.1.13 "Revenues" shall mean the sum of all Physician and Other Professional Revenues.

          1.1.14   "Technical   Employees"   shall  mean   technicians  such  as
     embryologists and other laboratory personnel, ultrasonographers and phlebotomist who provide services to the P. A. All Technical Employees shall be INMD Employees or independent contractors.


                                    ARTICLE 2

                    COST OF SERVICES AND BASE MANAGEMENT FEE

     2.1 "Cost of Services" (as defined in Section 1.4) includes without limitation, the following costs and expenses, whether incurred by INMD or P.A.:

          2.1.1 Salaries and fringe benefits of all employees of INMD working directly in the management, operation or administration (including, without limitation, Other Professional Employees and Technical Employees) providing services at P.A., along with payroll taxes or all other taxes and charges now or hereafter applicable to such personnel, and services of independent contractors;

          2.1.2 Expenses incurred in the recruitment of additional physicians for P.A., including, but not limited to employment agency fees, relocation and interviewing expenses and any actual out-of-pocket expenses of INMD personnel in connection with such recruitment effort;

          2.1.3 Direct marketing expenses of P.A., such as direct costs of printing marketing materials prepared by INMD;



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          2.1.4 Any sales and use taxes  assessed  against  P.A.  related to the operation of P.A.'s medical practice;

          2.1.5 Lease payments, depreciation expense (determined according to GAAP), taxes and interest directly relating to the Facilities and equipment, and other expenses of the Facilities described in Section 3.2 below;

          2.1.6 Legal fees paid by INMD or P.A. to outside counsel in connection with matters specific to the operation of P.A. such as regulatory approvals required as a result of the parties entering into this Agreement; provided however, legal fees incurred by the parties hereto as a result of a dispute between the parties shall not be considered a Cost of Services.

          2.1.7 Fringe benefits provided to Physician Employees;

          2.1.8 All insurance necessary to operate P.A. including fire, theft, general liability and malpractice insurance for Physician Employees of the P.A.;

          2.1.9 Professional licensure fees and board certification fees of Physician Employees and Other Professional Employees rendering Infertility Services on behalf of P.A.;

          2.1.10   Membership  in  professional   associations   and  continuing
     professional education for Physician Employees and Other Professional Employees;

          2.1.11 Quality Assurance Program described in Section 3.7 herein;

          2.1.12 Cost of filing fictitious name permits pursuant to this Agreement; and

          2.1.13 Such other costs and expenses directly incurred by INMD or P.A. necessary for the management or operation of P.A.

          2.2 Notwithstanding anything to the contrary contained herein, Cost of Services shall not include costs of the following:

          2.2.1 PDE of the P.A. paid to Physician Stockholders;


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          2.2.2 Costs or expenses not included in the annual budget  prepared by
     INMD pursuant to Section 3.4 herein, unless approved by the parties;

          2.2.3 The Base Management Fee;

          2.2.4 Any INMD overhead charges; and

          2.2.5 Any federal or state income taxes of INMD other than as provided above.

     2.3 The "Base Management Fee" shall cover and include all indirect costs of INMD including all legal, accounting, financial, marketing, management and administrative assistance provided by INMD corporate and regional staff which aren't provided for in Section 2.1.


                                    ARTICLE 3

                       DUTIES AND RESPONSIBILITIES OF INMD

     3.1 MANAGEMENT SERVICES AND ADMINISTRATION.

          3.1.1 P.A. hereby appoints INMD as P.A.'s sole and exclusive manager and administrator of all of its day-to-day business functions and grants INMD all the necessary authority to carry out its duties and responsibilities pursuant to the terms of this Agreement. P.A. and only P.A. will perform the medical functions of its practice. INMD will have no authority, directly or indirectly, to perform, and will not perform, any medical function. INMD may, however, advise P.A. as to the relationship between its performance of medical functions and the overall administrative and business functioning of its practice. To the extent that they assist P.A. in performing medical functions, all Technical Employees provided by INMD shall be subject to the professional supervision of P.A.

          3.1.2 INMD shall, on behalf of P.A., bill patients and collect professional fees for Infertility Services rendered by P.A. at the Facilities, outside the Facilities for P.A.'s hospitalized patients, and for all other Infertility Services rendered by any Physician Employee or Other Professional Employee. P.A. hereby appoints INMD for the term hereof to be its true and lawful attorney-in-fact, for the following purposes: (i) to bill patients in P.A.'s name and on its behalf; (ii) to collect accounts receivable resulting from such billing in P.A.'s name and on its behalf;
     (iii) to receive payments from insurance companies, prepayments received from health care plans, and all other third- party payors; (iv) to take possession of and endorse in the name of P.A. (and/or in the name of any Physician Employee or Other Professional Employee rendering Infertility Services to patients of P.A.) any notes, checks, money orders, and other instruments received in payment of accounts receivable; and (v) to initiate the institution of legal proceedings in the name of P.A. to collect any accounts and monies owed to P.A., to enforce the rights of P.A. as creditor under any contract or in connection with the rendering of any service, and to contest adjustments and denials by governmental agencies (or its fiscal intermediaries) as third-party payors.

          3.1.3 INMD shall supervise and maintain (on behalf of P.A.) all files and records relating to the operations of the Facilities, including but not limited to accounting and billing records, patient medical records, and collection records. Patient medical records shall at all times be and remain the property of P.A. and shall be located at the Facilities and be readily accessible for patient care. INMD's management of all files and records shall comply with all applicable state and federal laws and regulations, including without limitation, those pertaining to confidentiality of patient records. The medical records of each patient shall be expressly deemed confidential and shall not be made available to any third party except in compliance with all applicable laws, rules and regulations. INMD shall have access to such records in order to provide the services hereunder, to perform billing functions, and to prepare for the defense of any lawsuit in which those records may be relevant. The obligation to maintain the confidentiality of such records shall survive termination of this Agreement. P.A. shall have unrestricted access to all of its records at all times.

          3.1.4 INMD shall supply to P.A. all reasonably necessary clerical, accounting, bookkeeping and computer services, printing, postage and duplication services, medical transcribing services, and any other necessary or appropriate administrative services reasonably necessary for the efficient operation of P.A.'s medical practice at the Facilities.

          3.1.5 Subject to P.A.'s prior approval, INMD shall design and implement an appropriate marketing and public relations program on behalf of P.A., with appropriate emphasis on public awareness of the availability of Infertility Services from P.A. The public relations program shall be conducted in compliance with applicable laws and regulations governing advertising by the medical profession. P.A. shall approve all advertising and marketing materials prior to use.

          3.1.6 INMD shall assist P.A. in recruiting additional physicians, including such administrative functions as advertising for and identifying potential candidates, checking credentials, and arranging interviews; provided, however, P.A. shall interview and make the ultimate decision as to the suitability of any physician to become associated with P.A. All physicians recruited by INMD and accepted by P.A. shall be employees of or independent contractors to P.A.

          3.1.7 INMD shall negotiate, but shall not enter into, and shall administer all managed care contracts on behalf of P.A. and shall consult with P.A. on all administrative matters relating thereto.

          3.1.8 INMD shall arrange for legal and accounting services as may be reasonably required in the ordinary course of the P.A.'s operation, including the cost of enforcing any physician contract containing restrictive covenants. Nothing contained herein is intended to authorize INMD to settle any claim made by or against P.A.

          3.1.9 INMD shall negotiate for and cause premiums to be paid with respect to the insurance provided for in Article 10.

          3.1.10 INMD shall take such other reasonable actions to collect fees and pay expenses of the Facilities in a timely manner as are deemed reasonably necessary to facilitate the operation of P.A.'s medical practice at the Facilities.

     3.2 FACILITIES. INMD shall provide the office space and facilities necessary for the operation of P.A.'s medical practice, as set forth in Exhibit
3.2 hereto, including but not limited to, the use of the Facilities, all repairs, maintenance and improvements thereto, utility (telephone, electric, gas, water) services, customary janitorial services, refuse disposal and all other services reasonably necessary in conducting the Facilities' physical operations. INMD shall provide for the cleanliness of the Facilities, and timely maintenance and cleanliness of the equipment, furniture and furnishings located therein. INMD shall consult with P.A. regarding the condition, use and needs for the Facilities, equipment, services and improvements thereto. Exhibit 3.2 also contains a representative list of equipment and furnishings to be provided by INMD. P.A. shall have the right to review all proposed leases for office space and INMD shall consult with P.A. with respect to the terms of such leases and use its best efforts to ensure that the leases provide for reason assignment. Additionally, INMD shall use its best efforts to ensure that equipment leases provide for reasonable assignment.

     3.3 EXECUTIVE DIRECTOR AND OTHER PERSONNEL.

          3.3.1 EXECUTIVE DIRECTOR. Subject to the approval of P.A., INMD shall hire and appoint an Executive Director to manage and administer all of the day-to-day business functions of the Facilities and determine the salary and fringe benefits paid to the Executive Director. At the direction, supervision and control of INMD, the Executive Director, subject to the terms of this Agreement, shall implement the policies agreed upon by INMD and the P.A. and shall generally perform the administrative duties assigned to the Executive Director by INMD.

          3.3.2 PERSONNEL. INMD shall provide non-professional support personnel and administrative personnel, clerical, secretarial, bookkeeping and collection personnel reasonably necessary for the efficient operation of P.A. at the Facilities. Such personnel shall be under the direction, supervision and control of INMD, with Technical Employees and Other Professional Employees subject to the professional supervision of P.A. If P.A. is dissatisfied with the services of any person delivering non-professional services, P.A. shall consult with INMD. INMD shall in good faith determine whether the employment of that employee warrants termination. INMD's obligations to utilize non-professional personnel shall be governed by the overriding principle and goal of facilitating the P.A.'s provision of high quality medical care and laboratory services. INMD shall make every effort to honor the specific requests of P.A. with regard to the assignment of INMD's employees, including the Executive Director.

     3.4 FINANCIAL PLANNING AND GOALS. INMD shall prepare, for the approval of P.A., annual capital and operating budgets reflecting the anticipated revenues and expenses, sources and uses of capital for growth of P.A.'s practice and for the provision of Infertility Services at the Facilities. INMD shall present the budgets to P.A. for its approval at least thirty (30) days prior to the commencement of the Fiscal Year. INMD shall specify the targeted profit margin for P.A.'s practice at the Facilities which shall be reflected in the overall budget. If the parties can not agree on the budget for any Fiscal Year, the budget for the preceding Fiscal Year shall serve as the budget until such time as the dispute can be resolved.

     3.5 AUDITS AND STATEMENTS. INMD shall prepare annual financial statements for operations of P.A. at the Facilities within ninety (90) days of the close of the Fiscal Year. INMD shall prepare monthly financial statements containing a balance sheet and statement of operations, which shall be delivered to P.A. within thirty (30) days after the close of each calendar month.

     3.6 TAX PLANNING AND TAX RETURNS. INMD will not be responsible for any tax planning or tax return preparation for P.A., but will provide support documentation in connection with the same. Such support documentation shall not be destroyed without P.A.'s consent.

     3.7 INVENTORY AND SUPPLIES. INMD shall order and purchase inventory and supplies, and such other materials which are requested by P.A. to enable P.A. to deliver Infertility Services in a cost-effective manner.

     3.8  QUALITY  IMPROVEMENT.   INMD  shall  assist  P.A.  in  fulfilling  its
obligations to maintain a Quality Improvement Program and in meeting the goals and standards of such program.


                                    ARTICLE 4

                       DUTIES AND RESPONSIBILITIES OF P.A.

     4.1 PROFESSIONAL SERVICES. P.A. shall provide Infertility Services to patients in compliance at all times with ethical standards, laws and regulations applying to the practice of medicine in the State of Texas. P.A. shall ensure that each Physician Employee, Other Professional Employee and any other professional provider associated with P.A. is duly licensed to provide the services being rendered within the scope of such provider's practice. In addition, P.A. shall require each Physician Employee to maintain a DEA number and appropriate medical staff privileges as determined by P.A. during the term of this Agreement and to obtain board certification in Reproductive Endocrinology within five (5) years of a Physician Employee's completion of an accredited training program. In the event that any disciplinary actions or medical malpractice actions are initiated against any such physician or other professional provider, P.A. shall immediately inform the Executive Director and the underlying facts and circumstances of such action.

     4.2 MEDICAL PRACTICE. P.A. shall use and occupy the Facilities exclusively for the purpose of providing Infertility Services and shall comply with all applicable laws and regulations and all applicable standards of medical care, including, but not limited to, those established by the American Society of Reproductive Medicine. The medical practice conducted at the Facilities shall be conducted solely by physicians employed by or serving as independent contractors to P.A., and other Professional Employees as defined herein. No other physician or medical practitioner shall be permitted to use or occupy the Facilities without the prior written consent of INMD, except in the case of a medical emergency, in which event, notification shall be provided to INMD as soon after such use or occupancy as possible.

     4.3 EMPLOYMENT OF PHYSICIAN AND OTHER PROFESSIONAL EMPLOYEES. In the event P.A. shall determine that additional physicians are necessary, P.A. shall undertake and use its best efforts to locate physicians who, in P.A.'s judgment, possess the credentials and expertise necessary to enable such physician candidates to become affiliated with P.A. for the purpose of providing Infertility Services. P.A. shall cause each Physician Employee to enter into an employment agreement with P.A. in the form attached hereto as Exhibit 4.3 or such other form as is mutually acceptable to P.A. and INMD. P.A. covenants that it will not employ any physician unless the physician shall sign such employment agreement before employment. P.A. shall have complete control of and responsibility for the hiring, compensation, supervision, evaluation and termination of its Physician Employees and Other Professional Employees, although at the request of P.A., INMD shall consult with P.A. respecting such matters.

     4.4 CONTINUING MEDICAL EDUCATION . P.A. shall require its Physician Employees and Other Professional Employees to participate in such continuing medical education as P.A. deems to be reasonably necessary for such physicians or Other Professional Employees to remain current in the provision of Infertility Services.

     4.5 PROFESSIONAL INSURANCE ELIGIBILITY. P.A. shall cooperate in the obtaining and retaining of professional liability insurance by assuring that its Physician Employees and Other Professional Employees are insurable and participating in an on-going risk management program.


                                    ARTICLE 5

                              LICENSE OF INMD NAME

     5.1 GRANT OF LICENSE. INMD hereby grants to P.A. a revocable and non-assignable license for the term of this Agreement to use the name Reproductive Science Center(R) and any other service names, trademark names and logos of INMD (the "Trade Names") in conjunction with the provision of Infertility Services by P.A. at the Facilities. Notwithstanding the License granted to P.A. hereunder, INMD retains the absolute right to use and license the Trade Names to others, except in the Counties of Collin, Dallas, Denton, Ellis, Johnson, Rockwall and Tarrant, Texas (the "Exclusive Territory"). Should INMD grant a license to any other physician or entity within the Exclusive Territory, INMD must obtain the consent of P.A.

     5.2 FICTITIOUS NAME PERMIT. If necessary, P.A. shall file or cause to be filed an original, amended or renewal application with an appropriate regulatory agency to obtain a fictitious name permit which allows P.A. to practice at the Facilities under the Trade Names and shall take any other actions reasonably necessary to procure protection of or protect INMD's rights to the Trade Names. INMD shall cooperate and assist P.A. in obtaining any such original, amended or renewal fictitious name permit.

     5.3 RIGHTS OF INMD. P.A. acknowledges INMD's exclusive right, ownership, title and interest in and to the Trade Names and will not at any time do or cause to be done any act or thing contesting or in any way impairing or tending to impair any part of such right, title and interest. In connection with the use of the Trade Names, P.A. shall not in any manner represent that it has any ownership interest in the Trade Names, and P.A.'s use shall not create in P.A.'s favor any right, title, or interest in or to the Trade Names other than the right of use granted hereunder, and all such uses by P.A. shall inure to the benefit of INMD. P.A. shall notify INMD immediately upon becoming aware of any claim, suit or other action brought against it for use of the Trade Names or the unauthorized use of the Trade Names by a third party. P.A. shall not take any other action to protect the Trade Names without the prior written consent of INMD. INMD, if it so desires, may commence or prosecute any claim or suit in its own name or in the name of P.A. or join P.A. as a party thereto. P.A. shall not have any rights against INMD for damages or other remedy by reason of any determination of INMD not to act or by reason of any settlement to which INMD may agree with respect to any alleged infringements, imitations or unauthorized use by others of the Trade Names, nor shall any such determination of INMD or such settlement by INMD affect the validity or enforceability of this Agreement.

     5.4 RIGHTS UPON TERMINATION. 5.4.1 Upon termination of this Agreement, P.A. shall: (i) within 30 days of the termination, cease using the Trade Names in all respects and refrain from making any reference on its letterhead or other publicly-disseminated information or material to its former relationship with INMD; and (ii) take any and all actions required to make the Trade Names available for use by any other person or entity designated by INMD.

          5.4.2 P.A.'s failure (except as otherwise provided herein) to cease using the Trade Names at the termination or expiration of this Agreement will result in immediate and irreparable damage to INMD and to the rights of any licensee of INMD. There is no adequate remedy at law for such failure. In the event of such failure, INMD shall be entitled to equitable relief by way of injunctive relief and such other relief as any court with jurisdiction may deem just and proper. Additionally, pending such a hearing and the decision on the application for such permanent injunction, INMD shall be entitled to a temporary restraining order, without prejudice to any other remedy available to INMD. All such remedies hereunder shall be at the expense of P.A. and shall not be a Cost of Services.

                                    ARTICLE 6

                             FINANCIAL ARRANGEMENTS


     6.1 SERVICE FEES. The compensation set forth in this Article 6 is being paid to INMD in consideration of the substantial commitment made and services to be rendered by INMD hereunder and is fair and reasonable. INMD shall be paid the following amounts (collectively "Service Fees"):

          6.1.1 an amount reflecting all Cost of Services (whether incurred by INMD or P.A.) paid or recorded by INMD pursuant to the terms of this Agreement;

          6.1.2. any amounts advanced by INMD to P.A. to fund obligations of P.A. or pursuant to Section 6.3, below;

          6.1.3. during each year of this Agreement, a Base Management Fee of an amount equal to six percent (6%) of the Revenues;

          6.1.4 an additional Service Fee equal to 25% of PDE.

     6.2 ACCOUNTS RECEIVABLE. On or before the 15th business day of each month, INMD shall reconcile the accounts receivable of P.A. arising during the previous calendar month. Accounts receivable shall be defined as all receivables recorded each month (net of Adjustments) on the books of the P.A. INMD shall transfer or pay such amount of funds to P.A. equal to the accounts receivable less Service Fees. INMD shall, in addition, transfer such portion of the Services Fees necessary to pay such portion of the Cost of Services which are costs and expenses of P.A., as described in Section 2.1 above. P.A. shall cooperate with INMD and execute all necessary documents in connection with the assignment of such accounts receivable to INMD or at INMD's option, to its lenders. All collections in respect of such accounts receivable shall be deposited in a bank account at a bank designated by INMD. To the extent P.A. comes into possession of any payments in respect of such accounts receivable, P.A. shall direct such payments to INMD for deposit in bank accounts designated by INMD.

     6.3 ADVANCES. In addition to the purchase of the Accounts Receivable set forth in 6.2 above, INMD agrees to advance funds to P.A., to provide new services, utilize new technologies, fund projects such as new and replacement equipment, meet Cost of Services, provide working capital or fund mergers with other physicians or physician groups into P.A. ("Advance"). Such Advances shall be made only with the consent of P.A.

          6.3.1 Any amounts advanced hereunder shall be considered Service Fees as provided for in Section 6.1 and shall be repaid monthly, except amounts advanced for new and replacement equipment which are depreciated in accordance with GAAP and therefore included in Cost of Services, in such amounts as agreed to between INMD and P.A.

          6.3.2 Interest expense will be charged for funds advanced and will be computed at the Prime Rate used by INMD's primary bank in effect at the time of the Advance.


                                    ARTICLE 7

                       EXCLUSIVE MANAGEMENT RIGHT AND TERM

     7.1 INMD Agrees to pay P.A. the sum of $557,500.00 for the exclusive right to manage P.A. during the term of this Agreement (the "Exclusive Management Right"), $100,000.00 of which shall be paid upon the signing of this Agreement and the balance as follows: (i) $100,000.00 on the last business day of May 1997 and May 1998, (ii) $36,785.71 on the last business day of May 1999, 2000, 2001, 2002, 2003, 2004 and 2005, and (iii) payments provided for hereunder shall be paid notwithstanding the termination provisions of Article 8 of the Management Agreement.

     7.2 The term of this Agreement shall begin May 15, 1996 and shall expire ten (10) years after such date unless earlier terminated pursuant to Article 8, below.


                                    ARTICLE 8

                          TERMINATION OF THE AGREEMENT

     8.1 TERMINATION FOR CAUSE .

     This Agreement may be terminated by either party in the event of the following:

          8.1.1 INSOLVENCY. If a receiver, liquidator or trustee of any party shall be appointed by court order, or a petition to reorganize shall be filed against any party under any bankruptcy, reorganization or insolvency law, and shall not be dismissed within 90 days, or any party shall file a voluntary petition in bankruptcy or make assignment for the benefit of creditors, then either of the other parties may terminate this Agreement upon 10 days prior written notice to the other parties.

          8.1.2 MATERIAL BREACH. If either party shall materially breach its obligations hereunder, then either of the other parties may terminate this Agreement by providing 30 days prior written notice to the breaching party detailing the nature of the breach, provided that the breaching party shall not have cured the breach within such 30 day period, or, with respect to breaches that are not curable within such 30 day period, shall not have commenced to cure such breach within such 30 day period and thereafter shall not have cured the breach with the exercise of due diligence.

          8.1.3 ILLEGALITY. Any party may terminate this Agreement immediately upon receipt of notification by any local, state or federal agency or court of competent jurisdiction that the conduct contemplated by this Agreement is forbidden by law; except that this Agreement shall not terminate during such period of time as to any party which contests such notification in good faith and the conduct contemplated by this Agreement is allowed to continue during such contest. If any governing regulatory agency asserts that the services provided by INMD under this Agreement are unlawful or that the practice of medicine by P.A. as contemplated by this Agreement requires a certificate of need, and any such assertion is not contested (or if contested, the agency's assertion is found to be correct by a court of competent jurisdiction and no appeal is taken, or if any appeals are taken and the same are unsuccessful), this Agreement shall thereupon terminate with the same force as if such termination date was the date originally specified in this Agreement as the date of final expiration of the terms of this Agreement.

          8.1.4 ECONOMIC INFEASIBILITY. Any party may terminate this Agreement upon 90 days prior written notice to the other parties in the event that the provision of Infertility Services as contemplated by this Agreement is no longer feasible for any reason beyond the control of a party hereto, including, without limitation, due to technological obsolescence of the Infertility Services, adverse modification of the reimbursement system materially affecting payment for such services, or adverse change in the applicable laws or regulations materially affecting the delivery of Infertility Services.

     8.2 TERMINATION BY INMD FOR PROFESSIONAL DISCIPLINARY ACTIONS. INMD may terminate this Agreement upon 10 days prior written notice to P.A. if Physician's authorization to practice medicine is suspended, revoked or not renewed, or if any other formal disciplinary action is taken against Physician which could reasonably lead to a suspension, revocation or non-renewal of Physician's license.

     8.3 SUBSTANTIAL CHANGE IN INMD OWNERSHIP. P.A. may terminate this Agreement if INMD ceases to be listed on a major stock exchange due to INMD's financial position failing to meet requirements for listing on the particular exchange on which the stock is traded; provided, however, INMD shall have the right to give assurances of its ability to perform hereunder without material variation in performance to the date of changed circumstances.

     8.4 DEATH OR DISABILITY OF DR. HOWARD. INMD may terminate this Agreement upon the death or disability of Dr. Howard. Upon the death or disability of Dr. Howard, INMD shall have the right of first refusal to identify and recommend a physician to acquire Dr. Howard's ownership interest in P.A., to the extent permitted by law.

                                    ARTICLE 9

                  PURCHASE OF ASSETS - OBLIGATIONS AND OPTIONS

     9.1 TERMINATION BY INMD. If INMD terminates this Agreement due to the insolvency of P.A. (Section 8.1.1) for reasons other than circumstances directly attributable to INMD, for a material breach by P.A. (Section 8.1.2), for disciplinary action against a Physician Employee (Section 8.2), or the death or disability of Dr. Howard (Section.8.4.), P.A. agrees, within 90 days of the date of termination, at INMD's option, to purchase from INMD the P.A. Assets as set forth in Sections 9.1.1 to 9.1.3 below, together with leasehold improvements.

          9.1.1 The purchase price of the P.A. Assets will be the net book value determined in accordance with GAAP, consistently applied, as at the date of the termination.

          9.1.2 In addition to purchasing the P.A. Assets and leasehold improvements pursuant to this section 9.1, P.A. shall pay INMD 75% of the preceding 12 months revenues over $1,200,000.00.

          9.1.3 In addition, P.A. shall repay INMD such portion of the payment received by P.A. from INMD under the terms of the Asset Purchase Agreement for the Exclusive Management Right in excess of an amount determined by multiplying the number of years the Management Agreement has been in effect rounded off to the nearest quarter of the year by $55,750.00 ("Earned Amount"). The amount due is then deducted from the amount P.A. actually received from INMD for the Exclusive Management Right under the payment terms of the Asset Purchase Agreement. P.A. will pay the difference, if any, to INMD.

          9.1.4 If a purchase is completed under this Section 9.1, P.A. shall use its best efforts to assume all leases for offices and equipment used directly for the management and operation of P.A.'s business and may hire such employees as it determines are necessary to operate the medical practice and business.

     9.2 TERMINATION BY P.A. In the event this Agreement is terminated by P.A. as a result of the insolvency of INMD (8.1.1), material breach by INMD (8.1.2), or substantial change in ownership of INMD (Section 8.3), P.A. shall have the option, exercisable in writing within 90 days of the date of termination, to declare the Note in default at the net book value determined under Section 9.1.1, together with leasehold improvements. Upon such event, P.A. shall be entitled to the P.A. assets as collateral for the Note. If there is a deficiency, INMD shall continue to pay the Right to Manage Fee on the last business day of May until the Note is paid in full. If the net book value of the P.A. assets exceed the balance due for the Right to Manage Fee, P.A. shall, within 30 days of such determination, remit the difference to INMD.

          9.2.1 If a termination occurs under this Section 9.2, P.A. shall use its best efforts to assume all leases for offices and equipment used directly for the management and operation of P.A.'s business and may hire such employees as it determines are necessary to operate the medical practice and business.

          9.2.2 In the event P.A. exercise the option set forth in this Section 9.2, closing shall occur within 90 days of the date the option is exercised. In the event P.A. does not exercise the option within 90 days of termination, P.A. shall have relinquished its right and interest to the P.A. Assets and INMD shall be free to use or dispose of the P.A. Assets as it determines with neither party having any further obligations to the other.

     9.3 TRANSFER OF OWNERSHIP Upon receipt of payment of the purchase price and other payments due, INMD shall transfer ownership and possession of the P.A. Assets, and assign all right, title and interest in and to and obligations under the Lease(s) to P.A. and return to P.A. all security deposits. P.A. shall have the option of receiving full credit on the purchase price for all liens, encumbrances or security interest, or of having INMD transfer ownership of the P.A. Assets free and clear of all liens, encumbrances or security interests thereon.


                                   ARTICLE 10

                                    INSURANCE
     10.1 INMD shall carry professional liability insurance, covering itself and its employees providing services under this Agreement in the minimum amount of $1 million per incident, $3 million in the aggregate, at its own expense. INMD shall also carry a policy of public liability and property damage insurance with respect to the Facilities under which the insurer agrees to indemnify INMD against all cost, expense and/or liability arising out of or based upon any and all claims, accidents, injuries and damages customarily included within the coverage of such policies of insurance available for INMD. The minimum limits of liability of such insurance shall be $1 million combined single limit covering bodily injury and property damage. If possible under the terms of the insurance coverage, P.A. shall be named as additional insureds on the INMD's public liability and property damage insurance policies; provided however, conditions for being made an additional insured should be (i) P.A. utilizing patient informed consent forms supplied by INMD and (ii) P.A. complying with requirements of INMD's insurance company. A certificate of insurance evidencing such policies shall be presented to P.A. within thirty (30) days after the execution of this Agreement. Failure to provide such certificate(s) with such period shall constitute a material breach by INMD hereunder.

     10.2 INMD shall use its best efforts to cause P.A. to be made an additional insured under INMD's professional liability coverage. If P.A. isn't made an insured, P.A. shall carry professional liability insurance covering P.A. and P.A.'s employees in the amount of $1 million per incident, $3 million in the aggregate. INMD shall be made an additional insured under such coverage and Certificates of Insurance evidencing such policies and additional insured status shall be presented to INMD within ninety (90) days after the execution of this Agreement.

     10.3 P.A. and INMD shall provide  written  notice to the other at least ten
(10) days in advance of the effective date of any reduction, cancellation or termination of the insurance required to be carried by each hereunder.


                                   ARTICLE 11

                                  MISCELLANEOUS

     11.1 INDEPENDENT CONTRACTOR. INMD and P.A. are independent contracting parties. In this regard, the parties agree that:

          11.1.1 The relationship between INMD and P.A. is that of an independent supplier of non-medical services and a medical practice, respectively,  and,  unless  otherwise  provided  herein,  nothing  in this
     Agreement shall be construed to create a principal-agent, employer-employee, or master-servant relationship between INMD and P.A.;

          11.1.2 Neither P.A. nor INMD (on behalf of P.A.) shall seek or accept payment from Medicare or Medicaid for services provided by P.A.

          11.1.3 Notwithstanding the authority granted to INMD herein, INMD and P.A. agree that P.A. shall retain the full authority to direct all of the medical, professional, and ethical aspects of its medical practices;

          11.1.4 Any powers of P.A. not specifically vested in INMD by the terms of this Agreement shall remain with P.A.;

          11.1.5 P.A. shall, at all times, be the sole employer of the Physician Employees, the Other Professional Employees required by law to be employees of P.A. and all other professional personnel engaged by P.A. in connection with the operation of its medical practice at the Facilities, and shall be solely responsible for the payment of all applicable federal, state or local withholding or similar taxes and provision of workers' compensation and disability insurance for such professional personnel that are employees of P.A.;

          11.1.6 No party shall have the right to participate in any benefits, employment programs or plans sponsored by the other parties on behalf of the other parties' employees, including, but not limited to, workers' compensation, unemployment insurance, tax withholding, health insurance, life insurance, pension plans or any profit sharing arrangement;

          11.1.7 In no event shall any party be liable for the debts or obligations of any other party except as otherwise specifically provided in this Agreement; and

          11.1.8 Matters involving the internal agreements and finances of P.A., including but not limited to the distribution of professional fee income among Physician Employees and Other Professional Employees who are providing professional services to patients of P.A., and other employees of P.A., disposition of P.A. property and stock, accounting, tax preparation, tax planning, and pension and investment planning (and expenses relating solely to these internal business matters), hiring and firing of physicians, decisions and contents of reports to regulatory authorities governing P.A. and licensing, shall remain the sole responsibility of P.A. and the individual Physician Stockholder(s).

     11.2 FORCE MAJEURE. No party shall be liable to the other parties for failure to perform any of the services required under this Agreement in the event of a strike, lockout, calamity, act of God, unavailability of supplies, or other event over which such party has not control, for so long as such event continues and for a reasonable period of time thereafter, and in no event shall such party be liable for consequential, indirect, incidental or like damages caused thereby.

     11.3 USE OF NAME OF P.A. The name or any statement that may implicitly refer directly or indirectly to P.A. or impute any affiliation directly or indirectly between INMD and P.A. shall not be used in any manner or on behalf of INMD in any advertising or promotional materials or otherwise without P.A.'s prior written consent. However, INMD may use P.A's name or address in advertising to the public solely for the purpose of providing directions to the office of P.A.

     11.4 EQUITABLE RELIEF. Without limiting other possible remedies available to a non- breaching party for the breach of the covenants contained herein, injunctive or other equitable relief shall be available to enforce those covenants, such relief to be without the necessity of posting bond, cash or otherwise. If any restriction contained in said covenants is held by any court to be unenforceable or unreasonable, a lesser restriction shall be enforced in its place and remaining restrictions therein shall be enforced independently of each other.

     11.5 PRIOR AGREEMENTS; AMENDMENTS. This Agreement supersedes all prior agreements and understandings between the parties as to the subject matter covered hereunder, and this Agreement may not be amended, altered, changed or terminated orally. No amendment, alteration, change or attempted waiver of any of the provisions hereof shall be binding without the written consent of all parties, and such amendment, alteration, change, termination or waiver shall in no way affect the other terms and conditions of this Agreement, which in all other respects shall remain in full force.

     11.6 ASSIGNMENT; BINDING EFFECT. This Agreement and the rights and obligations hereunder may not be assigned without the prior written consent of all of the parties, and any attempted assignment without such consent shall be void and of no force and effect, except that INMD may assign this Agreement to any subsidiary or affiliate of INMD without the consent of the other parties. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties' respective heirs, legal representatives, successors and permitted assigns.

     11.7 WAIVER OF BREACH. The failure to insist upon strict compliance with any of the terms, covenants or conditions herein shall not be deemed a waiver of such terms, covenants or conditions, nor shall any waiver or relinquishment of any right at any one or more times be deemed a waiver or relinquishment of such right at any other time or times.

     11.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas to the fullest extent permitted by law, without regard to the application of conflict of law rules.

     11.9 SEPARABILITY. If any portion of the provisions hereof shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such portion or provisions in circumstances other than those in which it is held invalid or unenforceable, shall not be affected thereby, and each portion or provision of this Agreement shall be valid and enforced to the fullest extent permitted by law, but only to the extent the same continues to reflect fairly the intent and understanding of the parties expressed by this Agreement take as a whole.

     11.10 HEADINGS. Section and paragraph headings are not part of this Agreement and are included solely for convenience and are not intended to be full or accurate descriptions of the contents thereof.

     11.11 NOTICES. Any notice hereunder shall have been deemed to have been given only if in writing and either delivered in hand or sent by registered or certified mail, return receipt requested, postage prepaid, or by United States Express Mail or other commercial expedited delivery service, with all postage and delivery charges prepaid, to the addresses set forth below:

          11.11.1 If for INMD at:

                           IVF America, Inc.
                           One Manhattanville Road
                           Purchase, NY 10577-2100
                           Attention: Peter Callan, Vice President

                           With a copy to:

                           IVF America, Inc.
                           One Manhattanville Road
                           Purchase, NY 105277-2100
                           Attention:  Claude White, General Counsel

          11.11.2 If for P.A. at:

                           W. F.  Howard, M.D., P.A.
                           4325 North Josey Lane, Suite 308
                           Carrollton, Texas 75010
                           Attention:       W.F. Howard, M.D.

                           With a copy to:

                           Gary W. Blanscet, Esq.
                           14001 Dallas Parkway
                           Suite 1200
                           Dallas, Texas 75240

Any party hereto, by like notice to the other parties, may designate such other address or addresses to which notice must be sent.

     11.12 ENTIRE AGREEMENT. This Agreement and all attachments hereto and the Asset Purchase Agreement represent the entire understanding of the parties hereto with respect to the subject matter hereof and thereof, and cancel and supersede all prior agreements and understandings among the parties hereto, whether oral or written, with respect to such subject matter.

     11.13 NO MEDICAL PRACTICE BY INMD. INMD will not engage in any activity that constitutes the practice of medicine, and nothing contained in this Agreement is intended to authorize INMD to engage in the practice of medicine or any other licensed profession.

     11.14 CONFIDENTIAL INFORMATION.

     (a) During the initial term and any renewal term(s) of this Agreement, the parties may have access to or become acquainted with each others' trade secrets and other confidential or proprietary knowledge or information concerning the conduct and details of each party's business ("Confidential Information"). At all times during and after the termination of this Agreement, no party shall directly or indirectly, communicate, disclose, divulge, publish or otherwise express to any individual or governmental or non-governmental entity or authority (individually and collectively referred to as "Person") or use for its own benefit or the benefit of any Person any Confidential Information, no matter how or when acquired, of another party. Each party shall cause each of its employees to be advised of the Confidential nature of such Confidential Information and to agree to abide by the confidentiality terms of this Agreement. No party shall photocopy or otherwise duplicate any Confidential Information of another party without the prior express written consent of the such other party except as is required to perform services under this Agreement. All such Confidential Information shall remain the exclusive property of the proprietor and shall be returned to the proprietor immediately upon any termination of this Agreement.

     (b) Confidential Information shall not include information which (i) is or becomes known through no fault of a party hereto; (ii) is learned by a party from a third-party legally entitled to disclose such information; or (iii) was already known to a party at the time of disclosure by the disclosing party.

     (c) In order to minimize any misunderstanding regarding what information is considered to be Confidential Information, INMD or P.A. will designate at each others request the specific information which INMD or P.A. considers to be Confidential Information.

     11.15 INDEMNIFICATION.

          11.15.1 INMD agrees to indemnify and hold harmless P.A., its directors, officers, employees and servants from any suits, claims, actions, losses, liabilities or expenses (including reasonable attorney's fees) arising out of or in connection with any act or failure to act by INMD related to the performance of its duties and responsibilities under this Agreement. The obligations contained in this Section 11.15.1 shall survive termination of this Agreement.

          11.15.2 P.A. agrees to indemnify and hold harmless INMD, its shareholders, directors, officers, employees and servants from any suits, claims, actions, losses, liabilities or expenses (including reasonable attorney's fees) arising out of or in connection with any act or failure to act by P.A. related to the performance of its duties and responsibilities under this Agreement. The obligations contained in this Section 11.15.2 shall survive termination of this Agreement.


     IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first above written.

IVF AMERICA, INC.                           W.F. HOWARD, M.D., P.A.


By:/s/ Peter Callan                       By:  /s/ W.F. Howard
   ----------------------------                ---------------------------------
   PETER CALLAN, VICE PRESIDENT                W.F. HOWARD, M.D.
                                               PRESIDENT

                                   EXHIBIT 3.2


                      DESCRIPTION OF OFFICE AND FACILITIES
                         TO BE PROVIDED BY INMD TO P.A.
                         ------------------------------




             The office location will be determined by INMD and P.A.

                                   EXHIBIT 4.3


                         PHYSICIAN EMPLOYMENT AGREEMENT